Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 6, 2004, except for Notes 2 and 3, as to which the date is July 27, 2004, relating to the financial statements, which appears in Red Hat Inc.’s Annual Report on Amendment No. 1 to Form 10-K for the year ended February 29, 2004.

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina

December 20, 2004